SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 15, 2014
AMBAC FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 658-7470
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events.

On August 15, 2014, Ambac Financial Group Inc. (“Ambac”) issued a press release stating that it expects to receive approximately $231 million in gross proceeds in connection with a private placement of senior secured notes (the “Notes”) issued by Corolla Trust (the “Trust”), into which Ambac will deposit $350 million face amount of junior surplus notes (the “Junior Surplus Notes”) issued to it by the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”), plus accrued but unpaid interest thereon, in exchange for approximately $231 million in gross cash proceeds and a subordinated owner trust certificate (the “Owner Trust Certificate”) issued by the Trust. The Notes and Owner Trust Certificate will be non-recourse to Ambac, Ambac Assurance Corporation and the Segregated Account, but will be collateralized by the Junior Surplus Notes. A copy of the press release is filed herewith and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Item

99.1	Press Release dated August 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: August 15, 2014
	By:	/s/ William J. White
First Vice President, Secretary, and Assistant General Counsel